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                                                                 EXHIBIT 10.10



                            SEVERANCE PAY AGREEMENT



         THIS SEVERANCE PAY AGREEMENT ("Agreement") is made by and between FIRST NATIONAL BANK OF SOUTHWEST FLORIDA a national banking corporation (the "Company") and ANDRE' D. DELMOTTE, an employee of the Company or one of its subsidiaries (the "Employee")

                                    Recitals

         1. The Company is a corporation organized under the laws of the United States of America engaged in the banking business. The Employee is currently an officer of the Company, holding the title of "Vice-President".

         2. The Company and the Employee desire to provide for the payment of severance pay to the Employee in the event of the termination of his employment following a change in control of the Company, on the terms and conditions set forth in this Agreement.

                                   Agreement

         In consideration of the premises and the mutual covenants and conditions set forth herein, the Company and the Employee agree as follows:

         Section 1. Operation of Agreement. This Agreement shall be effective immediately upon its execution, but its provisions shall not be operative unless and until a "Change in Control" (as such term is defined in Section 2) has occurred. The provisions of this Agreement shall not be operative and shall not apply to any termination of employment, for any reason, prior to a Change in Control.

         Section 2. Change in Control. The term "Change in Control" as used in this Agreement shall mean the first to occur of any of the following:

         (a) the effective date of any transaction or series of transactions (other than a transaction to which only the Company and one or more of its subsidiaries are parties) pursuant to which the Company becomes a subsidiary of a holding company other than West Coast Bancorp, Inc., or substantially all of the assets of the Company and its subsidiaries are sold to or acquired by a person, corporation or group of associated persons acting in concert who are not members of the present Board of Directors of West Coast Bancorp, Inc.

         (b) the date upon which any person, corporation or group of associated persons acting in concert, excluding any persons who have then been affiliates of the Company for a continuous period of at least two years, becomes a direct or indirect beneficial owner of shares of stock of the Company representing an aggregate of more than 50% of the votes then entitled to be cast at an election of Directors of the Company; or


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         (c) the date upon which the persons who were members of the Board of
Directors of the Company as of this date (the "Original Directors") ceases to constitute a majority of the Board of Directors; provided, however, that any new Director whose nomination or selection has been approved by the affirmative vote of at least three of the Original Directors then in office shall also be deemed an Original Director.

         Section 3. Severance Pay Upon Termination by Company or Subsidiary Without Cause or by Employee for Cause. If, during the two-year period immediately following a Change in Control, the Employee's employment with the Company or a subsidiary is terminated either:

         (a) by the Company for no reason or for any reason other than as the result of the Employee's material violation of a written policy of the employer, or any dishonesty or willful misconduct of the Employee, including, but not limited to, theft of or other unauthorized personal use of the employer's funds or other property; or

         (b) by the Employee as the result of, and within thirty days following:
(i) a reduction in his or her rate of regular compensation from the Company or a subsidiary to an amount below the rate of his or her regular compensation as in effect immediately prior to the Change in Control, or (ii) a requirement that the Employee relocate to a county other than Lee County in which he was employed immediately prior to the Change in Control, or (iii) a reduction in his or her duties, title, and or responsibilities, as were previously set forth prior to the Change in Control.

         Then the Company shall pay the Employee an amount equal to one times the rate of his or her annual regular compensation (not including bonuses, benefits, grant of options or any other compensation other than regular periodic salary payments) as in effect immediately prior to the Change in Control. Such compensation shall be paid on a monthly basis.

         Section 4. No Severance Pay Upon Other Termination. Upon any termination of the Employee's employment with the Company or a subsidiary other than a termination specified in Section 3, the sole obligation of the Company or a subsidiary to the Employee shall be to pay to his or her regular compensation up to the effective date of the termination.

         Section 5. Entire Obligation. Payment to the Employee pursuant to
Section 3 or 4 of this Agreement shall constitute the entire obligation of the Company and any subsidiary to the Employee and full settlement of any claim under law or equity that the Employee might otherwise assert against the Company or a subsidiary, or any of their employees, officers or directors on account of the Employee's termination.


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         Section 6. No Obligation to continue Employment. This Agreement does not create any obligation on the part of the Company or any subsidiary to continue to employ the Employee following a Change in Control or in the absence of a Change in Control.

         Section 7. Term of Agreement. This Agreement shall terminate and no longer be effective on the earlier of three years or the date upon which the Employee ceases to be an officer of the Company or one of its subsidiaries, in either case unless a Change in Control has occurred prior to or on such date. If a Change in Control has occurred, this Agreement shall continue to be effective the date two years following the Change in Control.

         Section 8. Severability. Should any clause, portion or section of this Agreement be unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the enforceability or validity of the remainder of this Agreement.

         Section 9. Assignment; Successor in Interest. This Agreement, being personal to the Employee, may not be assigned by him or her. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and its subsidiaries, and the heirs, executors and personal representatives of the Employee.

         Section 10. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver of relinquishment of such right or power at any other time or times.

         Section 11. This Agreement shall be binding upon the Company only if approved by a vote of a majority of the Board of Directors, excluding Employee's vote, if Employee is a Director.

         IN WITNESS WHEREOF, this Agreement has been approved by the Board of Directors of the Company on the 20th day of May, 1993, to be effective beginning the 1st day of June, 1993, executed by the undersigned on this 31st day of May, 1993.

                                          FIRST NATIONAL BANK OF SOUTHWEST
                                          FLORIDA

                                          BY:  /s/ Thomas R. Cronin
                                              -------------------------------
                                               THOMAS R. CRONIN, CHAIRMAN OF
                                               THE BOARD OF DIRECTORS

This Agreement is accepted by the employee on the 6th day of June, 1993.


                                             /s/ Andre D. Delmotte
                                             ------------------------------
                                             Employee-ANDRE D. DELMOTTE


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                      AMENDMENT TO SEVERANCE PAY AGREEMENT

         WHEREAS, the Board of Directors, First National Bank of Southwest Florida, have recognized the contribution that the employee has made to the success of the Bank; and

         WHEREAS, a Severance Agreement was signed by the Bank and Employee effective May 31, 1993; and

         WHEREAS, the Bank and employee wish to modify said agreement, therefore, effective July 27, 1995 said agreement shall be modified as follows:


         Section 3. Severance Pay Upon termination by Company or Subsidiary Without Cause or by Employee for, Cause. Severance pay upon termination by Company or Subsidiary without cause or by employee for cause. If, during the three-year period immediately following a change in control, the employee's employment with the Company or a Subsidiary is terminated either:


         Section 7. Term of Agreement. This Agreement shall remain in effect for a term of 3 years from its original date of June 6, 1993. The Agreement will automatically renew for an additional three years, on June 6, 1996, and continue to renew and extend each third anniversary for a similar 3 year term, unless the employee is otherwise notified to the contrary 30 days prior to the scheduled expiration.

         IN WITNESS WHEREOF, this Modification has been approved by the Board of Directors of the Company on the 27th day of July, 1995, go be effective immediately, executed by the undersigned on this 17th day of August, 1995.


                                             FIRST NATIONAL BANK OF SOUTWEST
                                             FLORIDA


                                             BY:  /s/ Thomas R. Cronin
                                                -------------------------------
                                                  THOMAS R. CRONIN, CHAIRMAN
                                                  OF THE BOARD OF DIRECTORS

This Agreement is accepted by the employee on this 17th day of August 1995.


                                              /s/ Andre D. Delmotte
                                             ------------------------------
                                             Employee, Andre D. Delmotte